Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-2328 on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

June 26, 2007